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Atlas Air Worldwide
Preannounces Expected Third-Quarter EPS,
Updates Full-Year EPS Outlook

PURCHASE, N.Y., October 31, 2013 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today said that it expects to report fully diluted earnings per share of approximately $1.13 on an adjusted basis and $0.94 on a reported basis when it releases results for the three months ended September 30, 2013.

The company also anticipates that fully diluted earnings per share for the year ending December 31, 2013, will total between $3.40 and $3.80 on an adjusted basis and $3.75 and $4.15 on a reported basis.

Forecast third-quarter and full-year earnings per share reflect a much less robust commercial airfreight peak season than previously anticipated. While commercial airfreight volumes are strengthening, airfreight yields remain under pressure. In addition, military cargo volumes have declined at a more rapid rate. Together, a lower-than-expected commercial airfreight market and lesser expected military cargo demand have reduced anticipated profitability for the third and fourth quarters of 2013.

Partially offsetting these challenges are increasing contributions from investments to diversify the company’s business mix, led by new 747-8 freighters in the company’s core ACMI business; the addition of 777 freighters with predictable, long-term revenue and earnings streams in Dry Leasing; an expanding 767 service platform; entry into military and commercial charter passenger operations; and continuing growth in the company’s non-asset-intensive CMI operations. Also contributing are ongoing continuous improvement productivity and efficiency initiatives.

“The initiatives we have undertaken to strengthen our core ACMI operations, diversify our business mix, and enhance our operating efficiency have enabled us to continue to generate significant profitability despite soft commercial charter market yields over the past three years and a material reduction in U.S. military cargo demand that we have long prepared for,” said President and Chief Executive Officer William J. Flynn.

Mr. Flynn added: “We remain focused on the long-term growth of our business, and will continue to leverage our core competencies and industry leadership to deliver advantages and value to our customers and stockholders.”

Atlas Air Worldwide intends to report full results for the third quarter on November 7, 2013. The company will also provide details about its revised outlook for 2013 on that date.

Reconciliation to Non-GAAP Measures
	Third-Quarter 2013	Full-Year 2013
	Expected Diluted	Diluted EPS Guidance
	EPS[1]

GAAP Measure	$0.94	$3.75 to $4.15
Loss on early extinguishment	0.18	0.20
of debt
ETI tax benefit	—	(0.55)
Gain on disposal of aircraft	0.01	—

Non-GAAP Measure	$1.13	$3.40 to $3.80
[1] Approximate $/share.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Atlas Air Worldwide also maintains a 49% interest in Global Supply Systems Limited (GSS). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2013 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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